Emerald Holding, Inc. Fourth Quarter and Full Year 2022 March 14, 2023 Exhibit 99.2

Notes Forward-Looking Statements The information provided in this presentation is for general informational purposes only. This document contains certain forward-looking statements regarding Emerald Holding, Inc. and its subsidiaries (the “Company”), including, without limitation, the Company’s ability to continue staging live events and scale its business beyond pre-COVID levels; expectations regarding interest rates and economic conditions and the Company’s 2022 and 2023 financial guidance expectations. These statements are based on management’s current expectations as well as estimates and assumptions prepared by management as of the date hereof, and although they are believed to be reasonable, they are inherently uncertain and not guaranteed. These statements involve risks and uncertainties outside of the Company’s control that may cause actual results, performance, or achievements, to differ materially and there can be no assurance that the projected results and forward-looking statements in this presentation will prove to be accurate. Forward looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believes, “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. In particular, statements regarding the post-pandemic recovery for live events, expected free cash flow generation, and the multiple avenues to return to organic growth are each forward-looking statements among others. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company disclaims any obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, or with respect to ongoing insurance recovery amounts. Past results are not indicative of future performance.

Participants Hervé Sedky President and Chief Executive Officer David Doft Chief Financial Officer

Key 4Q and FY 2022 Takeaways Event revenues are progressing toward, and in some cases exceeding, pre-pandemic levels, highlighting sustained demand for events; Emerald set up for future growth as post-COVID recovery cycle takes hold Trajectory of recovery and company growth supports outlook for $400+ million in Revenue and $100+ million in Adjusted EBITDA in FY 2023 Emerald continues to launch and acquire new products and services that are complementary to its core business to better support customers year-round Created Emerald Xcelerator division in FY 2022 to launch new brands in high-growth industries Acquisitions in FY 2022 and YTD 2023 include Advertising Week, Bulletin, and Lodestone Events Continue to generate positive free cash flow, supported by low-CAPEX requirements and working capital dynamics of events business where cash is collected in advance of an event staging Free cash flow in 2022 was impacted by working capital shifts related to the timing of event sign-ups and contractual deposit due dates, as customer behavior continues to normalize following Covid-related disruptions

Revolutionizing the Trade Show Model Integrating technology and first party data to create a next-generation B2B platform Connections (85% of 2022 revenues(1)) – Collection of leading B2B trade shows and conferences that bring together industry-specific communities Emerald’s Core Services Content – B2B websites and publications that provide industry specific business news and information across 20 sectors Commerce – SaaS software enabling year-round B2B buying and selling which averages $1 billion per month of wholesale gross transaction volume (1) Through December 31, 2022. Includes revenues from Trade Shows and Other Events.

Enduring Value of Trade Shows (1) Source: CEIR, Omnichannel Marketing Insights Report 1 (https://www.tsnn.com/news/ceir-launches-optimistic-first-report-omnichannel-marketing-insights-series). (2) Source: Gartner, What Marketing Budgets Look Like in 2022 (https://www.gartner.com/en/articles/what-marketing-budgets-look-like-in-2022). (3) Source: PwC, Global Entertainment & Media Outlook 2022-2026 (https://www.marketingcharts.com/industries/business-to-business-226291). In-person trade shows and events continue to be an integral part of businesses’ marketing budgets, and among the highest ROI. 40% of businesses say B2B exhibitions provide the highest value for their marketing objectives(1) 18% Of Chief Marketing Officers cite customer acquisition, retention and engagement as their #1 priority in 2022, up from 10% in 2021(2) 17.6% 2021-2026 CAGR projected for B2B trade show market size(3) Generate leads and sales Introduce new products Build brands Strengthen relationships Educate the market Service customers Fulfill procurement needs Source new suppliers Reconnect with existing suppliers Identify trends Learn about new products / services Network with industry peers Value to Exhibitors Value to Attendees

Three Pillars of Value Creation Emerald’s focus is on maximizing value of operations and expanding offerings Daily content and insights across 20 industries Scaled B2B marketplace Increased cadence of online offerings Emerald Xcelerator Targeted accretive M&A Partnership opportunities 365-Day Engagement Hired a head of product to action the holistic consolidated customer database 3-year brand operating plans across portfolio Value-based pricing structure Customer Centricity Portfolio Optimization Improved customer retention Higher revenue per customer Focused investment in evolving brands New revenue streams Powerful first party data Improved cross selling efforts New event and content launches in growth categories Platform acquisitions in new growth categories Tuck-in acquisitions in existing strategic categories

Acquisitions and New Event Launches Driving Portfolio Optimization Strategic expansion into high growth industries and categories Community platform for creating relationships across the mental health ecosystem Fosters connections between mental health innovators and corporate leaders seeking solutions for their organizations and employees Select New Event Launches New event launches expected to contribute 1-2 percentage points of organic revenue growth per year Educational platform that bridges business and Web3 innovation Connects C-suite financial and technology executives with blue chip Web3 companies providing decentralized solutions Launching in 2023 Launched in October 2022 Food services event co-located with International Pizza Expo 176 exhibiting companies + 4,600 attendees Launched March 2022 8 Social 3rd Party Direct & Retail Digital Recent Acquisitions Leading B2B media company in the cannabis industry with portfolio of media brands + widely attended annual expo B2B e-commerce SaaS platform Premier global B2B event and thought leadership platform with a global presence Leading product database and integrator service provider for commercial AV Leading national trade show focused on educational spaces and equipment Subscription-based photography business education and e-learning service + conference Wholesale online marketplace platform to be combined with Emerald’s iconic NY NOW brand Launched in November 2022 Media and events platform connecting researchers, entrepreneurs, investors, policymakers and healthcare professionals to responsibly grow the business of psychedelics Producer of Overland Expo adventure travel shows

Full Year 2022 Key Highlights 124 Trade Shows 393,000 Attendees 17,800 Exhibiting Companies Transaction closed June 2022 Premier global B2B event and thought leadership platform with a global presence Select 2022 Trade Shows Introduced new Emerald Xcelerator division in 2022 dedicated to launching dynamic brands that curate year-round communities through face-to-face and digital experiences Transaction closed July 2022 Leading wholesale marketplace connecting over 3,000 independent brands with over 26,000 retailers New Acquisitions Transaction closed January 2023 Producer of Overland Expo series of vehicle-based adventure travel shows Complements Emerald’s action sports brands and expands Emerald’s offering to consumer audience

Full Year 2022 Financial Highlights and Current Liquidity Position

EMERALD

Emerald experienced year over year growth across all categories as recovery momentum continues

Earnings Results

- Revenues of $325.9 million
- Diluted earnings per share of $0.46
- Net income of $130.8 million
- Adjusted EBITDA ex-insurance of $56.8 million(1)
- Free cash flow ex-insurance of $6.9 million(2)
- Free cash flow in 2021 reflects a working capital benefit from reopening of events

Highlights and Developments

- Company received $182.8 million from event cancellation proceeds in 2022, bringing total proceeds cancelled and impacted events to $372.9 million
- Hosted 124 in-person trade shows and events
- Events accounted for 85% of revenues
- Acquired Advertising Week in June 2022 and Bulletin in July 2022

Balance Sheet (as of 12/31/2022)

- $239.1 million of cash and cash equivalents
- Completed extension of $110 million revolving credit facility in December 2022 and January 2023; fully undrawn.
- Prepaid $100 million of term loan, reducing gross debt to $415.3 million
- Repurchased 2.9 million shares of common stock in 2022

Net Income (Loss)



($ in Millions)
$
($79.7)
2021
2022

Diluted Income (Loss) Per Share



$0.46
($1.62)
2021
2022

Adj. EBITDA(1)



($ in Millions)
Dotted lines include insurance proceeds
$239.6
$44.1
$56.8 ex insurance
($33.3) ex insurance
2021
2022

Free Cash Flow(2)



($ in Millions)
Dotted lines include insurance proceeds
$164.8
$83.4
$6.0 ex insurance
$6.9 ex insurance
2021
2022

(1) See slide 14 of this presentation for a reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA excluding event cancellation insurance proceeds.

(2) Full year 2022 Free Cash Flow excluding event cancellation insurance proceeds, net, was $6.9 million, compared to $6.0 million in the full year 2021. The calculation of 2022 Free Cash Flow excluding event cancellation insurance proceeds, net, includes insurance settlement expenses of $7.9 million, contingent consideration paid in excess of the original estimate of $2.1 million, transaction costs of $3.8 million, restructuring-related transition costs of $3.1 million, and non-recurring legal, audit and consulting fees of $1.7 million. The calculation of Free Cash Flow for the prior year includes transaction costs of $1.4 million, restructuring-related transition costs of $1.9 million, and non-recurring legal, audit and consulting fees of $2.7 million. The sum total of these items is $18.6 million and $3.0 million for the years ended December 31, 2022 and 2021, respectively. See slide 15 of this presentation for a reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow.

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On average, revenue per event is progressing toward normalized levels 124 trade shows and events staged in full year 2022, compared to 63 for full year 2021. Qualified attendees and exhibiting companies trending toward and in some cases exceeding pre-COVID levels 21% of 2022 events exceeded pre-COVID revenues 2022 marked a return to positive free cash flow 11 2023 Guidance Signals Covid Recovery and Company Growth Revenue ($ in Millions) Adjusted EBITDA ex-Insurance(2) ($ in Millions) (1) See slide 15 of this presentation for a reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow. (2) See slide 14 of this presentation for a reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA excluding event cancellation insurance proceeds. 2023 Guidance FY 2023 Revenue to exceed $400 million FY 2023 Adjusted EBITDA to exceed $100 million FY 2023 Free Cash Flow to exceed $60 million before benefits of working capital(1)

Conservative Balance Sheet and Strong Liquidity: Capital Structure As of December 31, 2022 Convertible Preferred Shares Issued $400M of Convertible Preferred Stock in 2020 during COVID business disruption Shares have an accumulated accreting return of 7% per annum on liquidation preference paid in-kind Emerald can force conversion of preferred shares after June 29, 2023, if common stock price exceeds $6.16 for 20 consecutive trading days (1) Debt includes outstanding gross balance of term loan. (2) Consolidated trailing twelve month EBITDA as of December 31, 2022 as defined in Amended and Restated Senior Secured Credit Facilities. Debt Extended $110 million revolving facility until the earlier of May 23, 2026 or 91 days prior to the maturity of the term loan; fully undrawn. Prepaid $100 million of term loan balance   Common Shares Outstanding 67.6M       Preferred Shares     Liquidation Preference per Share as of Sept 30, 2022 $6.66   Initial Conversion Price / 3.52   Common Shares per Converted Preferred Share = 1.89 shares   Convertible Preferred Shares Outstanding × 71.4M   Additional Common Shares from Preferred Conversion = 135.0M       Total Shares (as-converted basis) 202.6M   Debt(1) $415.3   Cash and Cash Equivalents $239.1   Net Debt $176.2   Trailing Twelve Month EBITDA(2) $93.1   Net Debt / EBITDA 1.9x

Appendix

Adjusted EBITDA

EMERALD

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,	
	2022	2021 (As Revised)	2022	2021 (As Revised)
	(dollars in millions) (unaudited)			
Net income (loss)	$ 22.4	$ (8.9)	$ 130.8	$ (79.7)
Add (deduct):				
Interest expense, net	7.3	3.8	21.8	15.8
(Benefit from) provision for income taxes	(3.1)	(1.9)	27.2	(1.3)
Goodwill impairment charge(1)	—	7.2	6.3	7.2
Intangible asset impairment charge(2)	—	32.7	1.6	32.7
Depreciation and amortization	14.8	11.5	57.8	47.6
Stock-based compensation	0.8	2.2	5.8	10.4
Deferred revenue adjustment	—	0.6	0.6	2.0
Other items(3)	(17.2)	3.8	(12.3)	9.4
Adjusted EBITDA	$ 25.0	$ 51.0	$ 239.6	44.1
Deduct:				
Event cancellation insurance proceeds	—	59.9	182.8	77.4
Adjusted EBITDA excluding event cancellation insurance proceeds	$ 25.0	$ (8.9)	$ 56.8	$ (33.3)

1) For the year ended December 31, 2022, represents non-cash charges of $6.3 million for goodwill in connection with the Company's interim testing of goodwill for impairment resulting from the change in operating segments and reporting units that occurred in the first quarter of 2022. For the three and twelve months ended December 31, 2021, represents non-cash charges of $7.2 million for goodwill in connection with the Company's annual testing of goodwill for impairment.

2) Intangible asset impairment charges for the year ended December 31, 2022 represent non-cash charges of $1.6 million for certain indefinite-lived intangible assets in connection with the Company's interim testing of intangibles for impairment. Intangible asset impairment charges for the three and twelve months ended December 31, 2021, represent non-cash charges of $11.7 million and $21.0 million for certain indefinite-lived intangible assets and certain definite-lived intangible assets, respectively, in connection with the Company's annual testing of intangibles for impairment.

3) Other items for the three months ended December 31, 2022 included: (i) $24.0 million in non-cash gains related to the remeasurement of contingent consideration; (ii) $5.9 million in restructuring-related transition costs, including $4.7 million in non-cash lease abandonment and fixed asset disposal charges; (iii) $0.3 million in transaction costs, primarily in connection with the Lodestone acquisition and (iv) $0.6 million in non-recurring legal, audit and consulting fees. Other items for the three months ended December 31, 2021 included: (i) $2.7 million in restructuring-related transition costs, including one-time severance expense of $1.3 million and costs associated with lease abandonments of $1.2 million; (ii) $1.1 million in transaction costs, primarily related to the acquisition of MJBiz and (iii) $0.2 million in non-recurring legal and consulting fees and (iv) $0.2 million in insurance settlement related expenses offset by (v) $0.4 million reduction to expense related to the remeasurement of contingent consideration. Other items for the year ended December 31, 2022 included: (i) $33.3 million in non-cash gains related to the remeasurement of contingent consideration; (ii) $7.8 million in restructuring-related transition costs, including $4.8 million in non-cash lease abandonment and fixed asset disposal charges; (iii) $3.6 million in transaction costs, primarily in connection with the MJBiz, Advertising Week, Bulletin and Lodestone acquisitions; (iv) $1.7 million in non-recurring legal, audit and consulting fees and (v) $7.9 million in insurance settlement related expenses. Other items for the year ended December 31, 2021 included: (i) $3.1 million in restructuring-related transition costs, including one-time severance expense of $1.3 million and costs associated with lease abandonment of $1.2 million; (ii) $1.7 million in non-recurring legal, audit and consulting fees; (iii) $1.4 million in transaction costs in connection with certain acquisition transactions; (iv) $1.0 million in insurance settlement related expenses and (iv) $2.2 million in expense related to the remeasurement of contingent consideration.

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Free Cash Flow UNAUDITED RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW     Three Months Ended December 31,     Year Ended December 31,       2022     2021     2022     2021       (dollars in millions) (unaudited)   Net Cash (Used in) Provided by Operating Activities   $ (23.6)   $ 53.7     $ 175.1     $ 90.0   Less:                         Capital expenditures     2.8       2.5       10.3       6.6   Free Cash Flow   $ (26.4)   $ 51.2     $ 164.8     $ 83.4   Event cancellation insurance proceeds     —       (59.9)     (183.5)     (77.4) Taxes paid on event cancellation insurance proceeds     25.0       —       25.6       —   Free cash flow excluding event cancellation insurance proceeds net   $ (1.4)   $ (8.7)   $ 6.9     $ 6.0